Tempur Sealy Announces New Long-Term Sustainability Goal

–Commits to Carbon Neutrality for Global Operations by 2040

LEXINGTON, KY, December 18, 2020 – Tempur Sealy International, Inc. (NYSE: TPX, “Tempur Sealy” or “Company”) today announced a commitment to achieve carbon neutrality in their global operations by 2040.

Tempur Sealy Chairman and CEO Scott Thompson said, “We have already taken meaningful steps toward reducing or offsetting Scope 1 and 2 greenhouse gas emissions from our wholly-owned operations. This year we sourced 100% renewable energy for our wholly-owned U.S. and European manufacturing operations, and expect to continue doing so in future years. We are on track to install a solar power array at our largest mattress manufacturing operation in Albuquerque, New Mexico in early 2021, which is expected to generate enough solar energy to power all of the plant’s assembly lines. We are also driving zero-landfill waste initiatives across our global organization, with the goal of our U.S. and European wholly-owned manufacturing operations achieving zero-landfill by the end of 2022. The long-term carbon neutral goal we announced today will further our progress towards reducing our environmental footprint across our global operations.”

Tempur Sealy will reduce or offset 100% of Scope 1 and 2 greenhouse gas emissions from its wholly-owned manufacturing, logistics and retail operations by the year 2040. This will reduce both Scope 1 emissions (direct emissions from sources it owns or controls) and Scope 2 emissions (emissions attributable to the electricity it consumes). The Company plans to achieve this long-term goal through absolute emission reductions from the continued use of renewable energy and operational efficiency improvements, as well as the funding of carbon offsets.

In addition, Tempur Sealy intends to extend its sustainability efforts to its global supply chain by encouraging its suppliers to establish their own sustainability goals. Through this initiative, Tempur Sealy aims to increase sustainability awareness and initiatives within its supplier base with the goal of reducing its Scope 3 emissions (emissions from sources it does not directly own or control) and reducing the environmental footprint of its supply chain.

Thompson continued, “This new long-term goal reflects the continued commitment by Tempur Sealy’s Board of Directors and management team to improving our communities and environment. Our zero-landfill and renewable energy initiatives have already delivered a significant reduction of our environmental footprint to-date. In this next phase of our efforts, we will continue to implement industry-leading sustainability initiatives to achieve carbon neutrality by 2040. Our global workforce is mobilized to implement solutions that limit our environmental impact, benefit our community, and drive shareholder value.”

Forward-Looking Statements
This press release contains statements that may be characterized as "forward-looking," within the meaning of the federal securities laws. Such statements might include information concerning one or more of the Company's plans, guidance, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "commitment," "plans," “intends,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company's expectations regarding its sustainability initiatives. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

About the Company
Tempur Sealy is committed to improving the sleep of more people, every night, all around the world. As a global leader in the design, manufacture and distribution of bedding products, we know how crucial a good night of sleep is to overall health and wellness. Utilizing over a century of knowledge and industry-leading innovation, we deliver award-winning products that provide breakthrough sleep solutions to consumers in over 100 countries.

Our highly recognized brands include Tempur-Pedic, Sealy® featuring Posturepedic® Technology, and Stearns & Foster® and our non-branded offerings include value-focused private label and OEM products. Our distinct brands allow for complementary merchandising strategies and are sold through third-party retailers, our Company-owned stores and e-commerce channels. This omni-channel strategy ensures our products are offered wherever and however consumers want to shop.

Lastly, we accept our global responsibility to serve all stakeholders, our community and environment. We continue to implement programs consistent with our responsibilities.

Investor Relations Contact
Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com